Exhibit 77D: Policies with respect to security investments

Morgan Stanley Global Infrastructure Fund

Morgan Stanley Global Infrastructure Fund made those changes to its investment strategies described in the supplement to its Statements of Additional Information filed via EDGAR with the Securities and Exchange Commission on October 1, 2012 (accession number 0001104659-12-066748)
and incorporated by reference herein.